Execution version Dated 4 August 2019 Partnership Interest Sale Agreement between GWI Holding B.V. as the LP Seller GWI International Pty Ltd as the GP Seller GWI International B.V. as the GP Parent Macquarie Australian Infrastructure Management 1 Limited as trustee for the PGGM Ibis LP Trust as the Buyer Stichting Depositary PGGM Infrastructure Funds acting in its own name but in its capacity as title holder of PGGM Infrastructure Fund herein represented by PGGM Vermogensbeheer B.V. as its attorney-in-fact as the Buyer Guarantor Macquarie Specialised Asset Management Limited as trustee for the MAIF Investment Trust as MAIF Macquarie Australian Infrastructure Management 1 Limited as trustee for the Scissor Holdings Trust as Scissor Trust Scissor Holdings Pty Limited as MIRA GP and Brookfield Infrastructure Group LLC as Brookfield White & Case LLP Level 32, 525 Collins Street Melbourne, VIC Australia 3000

1. Definitions and Interpretation ............................................................................................. 5 2. Conditions to Completion ................................................................................................. 14 3. Sale and Purchase ............................................................................................................. 18 4. Consideration .................................................................................................................... 19 5. Waiver and Release........................................................................................................... 19 6. Period between signing and completion ........................................................................... 20 7. Completion ........................................................................................................................ 21 8. Sellers’ Warranties and Limitations of Claims ................................................................. 25 9. Buyer’s Warranties and Limitations of Claims ................................................................. 27 10. Guarantee and Indemnity .................................................................................................. 29 11. Wrong Pockets .................................................................................................................. 31 12. GST ................................................................................................................................... 31 13. Foreign resident capital gains provisions .......................................................................... 32 14. Confidentiality .................................................................................................................. 33 15. Benefits held on trust ........................................................................................................ 34 16. Limitation of liability of the trustees ................................................................................ 34 17. Accession to Partnership Agreement ................................................................................ 35 18. General .............................................................................................................................. 35 Schedule 1 Sellers’ Warranties ............................................................................................. 40 Schedule 2 Buyer’s Warranties ............................................................................................ 41 Schedule 3 Partnership Restructure .................................................................................... 42 3

This Partnership Interest Sale Agreement is made on 4 August 2019 Between: (1) GWI Holding B.V., a company incorporated in the Netherlands with registered number 17072430 and whose registered office is at Albert Plesmanweg 63, Postal Code: 3088 GB; Rotterdam (the “LP Seller”); (2) GWI International Pty Ltd (ACN 616 014 754) whose registered office is at Level 3, 33 Richmond Road, Keswick, South Australia 5035 (the “GP Seller”); (3) GWI International B.V. a company incorporated in the Netherlands with registered number 50618547 and whose registered office is at Albert Plesmanweg 63, Postal Code: 3088 GB; Rotterdam (the “GP Parent”); (4) Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the PGGM Ibis LP Trust whose registered office is at Level 6, 50 Martin Place, Sydney NSW 2000 (“Buyer”); (5) Stichting Depositary PGGM Infrastructure Funds (the “PGGM Title Holder”), a foundation (stichting) under the laws of The Netherlands with its principal offices at Noordweg Noord 150, 3704 JG Zeist, The Netherlands, registered with the Dutch Commercial Register under number 30262765, acting in its own name but in its capacity as title holder of PGGM Infrastructure Fund (“PGGM Fund”), herein represented by PGGM Vermogensbeheer B.V. (“PGGM”) as its attorney-in-fact; (the “Buyer Guarantor”); (6) Macquarie Specialised Asset Management Limited (ACN 087 382 965) as trustee for the MAIF Investment Trust whose registered office is at Level 6, 50 Martin Place, Sydney NSW 2000 (“MAIF”); (7) Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the Scissor Holdings Trust whose registered office is at Level 6, 50 Martin Place, Sydney NSW 2000 (“Scissor Trust”); (8) Scissor Holdings Pty Limited (ACN 614 520 302) whose registered office is at Level 8, 50 Martin Place, Sydney NSW 2000 (“MIRA GP”); and (9) Brookfield Infrastructure Group LLC whose registered office is at 15th Floor, 250 Vesey Street, Brookfield Place, New York, 10281-1023, USA (“Brookfield”). Background: (A) The Sellers are the registered holders of the Sale Interests. (B) Subject to and on the terms of this agreement, the Sellers agree to sell to the Buyer, and the Buyer agrees to purchase from the LP Seller, the LP Sale Interests. (C) The Buyer Guarantor has agreed to guarantee the obligations of the Buyer under this agreement. (D) The LP Seller has agreed to retire from the Partnership in consideration for being paid the LP Retirement Consideration and the LP Retirement Partnership Loan Amount. (E) Subject to and on the terms of this agreement, the Sellers agree to sell to the MIRA GP, and the MIRA GP agrees to purchase the GP Seller from the GP Parent or, if the MIRA GP elects, the GP Sale Interests from the GP Seller. (F) The MIRA GP and the GP Seller have agreed to take such reasonable steps as are within their control to: 4

(i) continue to manage the Partnership in the ordinary course in accordance with the Partnership Agreement subject to implementing the transactions contemplated by this agreement; (ii) complete the Partnership Restructure, including accepting the retirement of the LP Seller and paying the Retirement Consideration on behalf of the Partnership; and (iii) procure that the Partnership Agreement is amended and replaced with the 1st Amended and Restated Partnership Agreement. (G) The MIRA Limited Partner Entities have entered into this agreement solely for the purposes of clause 5. (H) Brookfield has proposed the transactions contemplated by this agreement so as to facilitate the acquisition by a Related Body Corporate of Genesee & Wyoming Inc. as contemplated by the Merger Agreement and receives valuable consideration as a result of such transactions being completed. The parties agree: 1. Definitions and Interpretation 1.1 Definitions In this agreement unless the context otherwise requires: "1st Amended and Restated Partnership Agreement" means an amended and restated form of limited partnership agreement for the Partnership as agreed between the MIRA GP and each MIRA Limited Partner Entity, which for the avoidance of doubt shall retain clause 18 of the Partnership Agreement unchanged and in its entirety; “Admission Certificate” has the meaning given to that term in the Partnership Agreement; "Affiliate" means in respect of a person (the "First Person"): (a) a Related Body Corporate of the First Person; (b) any Managed Fund which is managed by, and must at all times continue to be managed by: the First Person or any of its Related Bodies Corporate; the Fund Manager of the First Person, or any of the Related Bodies Corporate of that Fund Manager, in each case, on a bona fide commercial and arms' length basis; or (c) where the First Person is the Buyer, in addition to paragraphs (a) and (b), any entity managed, advised or Controlled by PGGM or its Affiliates; “Business Day” means a day on which banks are open for general banking business in Sydney, Australia, Washington, D.C. and New York excluding Saturdays, Sundays or public holidays in those places; “Buyer Group” means the Buyer and each of its Related Bodies Corporate excluding the GWA Group and excluding each Subsidiary of Macquarie Group Limited (except for 5

Macquarie Australian Infrastructure Management 1 Limited in its capacity as trustee of the Buyer); “Buyer Warranties” means each warranty given by the Buyer under clause 9.1 as set out in Schedule 2 and “Buyer Warranty” means each of them individually; “Claim” includes any claim, demand, proceedings, action, investigation, audit, judgment, Loss, cost, expense or liability however arising, whether based in contract, tort or statute and whether involving a third party or a party to this agreement; “Completion” means completion of the sale and purchase of the Sale Interests in accordance with clause 7; “Completion Date” means either: (a) if the conditions in clause 2.1 have all been satisfied or waived before completion occurs under the Merger Agreement, the date on which completion occurs under the Merger Agreement; or (b) if the conditions in clause 2.1 have not all be satisfied or waived before completion occurs under the Merger Agreement, 5 Business Days after the date on which when the last condition in clause 2.1 is satisfied or waived; “Consequential Loss” means damage, loss, cost or expense which is special, indirect or consequential, including economic loss, loss of business opportunity, loss of profit and loss or damages resulting from wasted management time provided any diminution in the value of an interest in the Partnership or any member of the GWA Group (to the extent that such diminution is not attributable to the consequential loss of any member of the GWA Group) which arises naturally and in the ordinary course from the matters the subject of the relevant Claim are not Consequential Losses; “Control” means, in respect of a person, the power, whether held directly or indirectly (such as through interposed entities) and by whatever means (and whether or not enforceable at Law or in equity): (a) to exercise, or control the exercise of, more than or equal to half the voting power attaching to securities in that person; (b) to transfer, or control the transfer of, more than or equal to half (by value) of the securities in that person; or (c) to appoint, or control the appointment of, directors of that person (or its trustee where the person is a trust) having more than or equal to half of the votes at board meetings; “Corporations Act” means the Corporations Act 2001 (Cth); “Defaulting Party” has the meaning given to that term in clause 7.7(a); “Document” includes any note, memorandum, record, report, financial information, summary, analysis, calculation, strategic assessment, market survey, business plan, computer program, computer record, circuit, circuit layout, drawing, specification, material or any other means by which information may be stored, recorded or reproduced, and includes any copy of any such Document; “Duty” means any stamp, land, transfer, transaction or registration duty or similar charge imposed by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any Tax; 6

“Effective Time” means: (a) where the Completion Date is the same date as completion is to occur under the Merger Agreement, contemporaneously with or immediately prior to the time at which completion is to occur under the Merger Agreement; and (b) in all other circumstances, 11:00am; “Encumbrance” means: (a) a right, interest or power: (i) reserved in or over an interest in any asset including, but not limited to, any retention of title; or (ii) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power; (b) any third party interest (for example, a trust or an equity) or right; (c) a right of any person to purchase, occupy or use an asset (including under an option, agreement to purchase, licence, lease or hire purchase); or (d) whether registered or unregistered, and including any agreement to create any of the above or to allow any of them to exist; “Fund Manager” means the manager of a Managed Fund and may include a trustee or general partner of a Managed Fund if that entity is providing management services as part of its role as trustee or general partner; “Government Agency” means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local; “GP Acquisition Notice” has the meaning given in clause 3.2; “GP Retirement Consideration” means A$1,743,556; “GP Retirement Interest” means the GP Seller's 0.2354% partnership interest in the Partnership; “GP Sale Interest” means the GP Seller’s 0.2756% partnership interest in the Partnership; “GP Sale Interest Purchase Price” means A$2,041,874; “GP Sale Shares” means all of the issued shares in the GP Seller; “GST” means goods and services tax under the GST Law; “GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (Cth); “GST Law” has the same meaning as in the GST Act; “Guaranteed Obligations” has the meaning given to that term in clause 10.1(a); “GWA Group” means the Partnership and each Subsidiary of the Partnership and each of them is a "GWA Group Member"; “GWA Headco Shares” means all of the issued shares in GWI Holdings No. 2 Pty Ltd; 7

“Immediately Available Funds” means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee; “Insolvency Event” means the occurrence of any one or more of the following events in relation to a person: (a) an application or an order is made for the winding up of the person, the declaration of bankruptcy of the person or the appointment of an administrator, a provisional liquidator, liquidator, official manager or receiver or receiver and manager and, in the case of an application, it is not stayed, dismissed, struck out or withdrawn within ten (10) Business Days of it being made; (b) a resolution is passed for the winding up of the person which is other than for the purposes of reconstruction or amalgamation the terms of which have previously been approved in writing by the parties to this agreement not the subject of the reconstruction or amalgamation; (c) a receiver or manager (or both) is appointed to, or a mortgagee takes possession of, all or any part of the business or the assets of the person; (d) the person makes any composition or arrangement or assignment with or for the benefit of one or more of its creditors; (e) the person is or states that it is insolvent or is deemed or presumed to be under an applicable law; (f) the person proposes a winding-up or dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors; (g) the person is taken to have failed to comply with a statutory demand as a result of section 459F(1) of the Corporations Act; (h) an application is made or notice is issued under sections 601AA or 601AB of the Corporations Act; (i) a writ of execution is levied against the person or its property and is not removed within ten (10) Business Days of notification of the levy; or (j) anything analogous or of similar effect to any of the above events occurs under the law of any applicable jurisdiction; “Law” means any statute, regulation, order, rule, subordinate legislation or other document enforceable under statute, regulation, rule or subordinate legislation; “Loss” means any damage, loss, cost, expense or liability, whether present or immediate and whether based in contract, tort, or statute and whether involving a third party or a party to this agreement (and, for the avoidance of doubt, including in respect of Tax or Duty) but excludes Consequential Loss; “LP Retirement Consideration” means A$172,612,014; “LP Retirement Interest” means 23.3011% of the limited partnership interest in the Partnership, which is held by the Seller; “LP Retirement Partnership Loan Amount” means A$114,622,656; “LP Retirement Partnership Loan Interest” means the 23.5365% of the Partnership Loan that is owned by the LP Seller ; “LP Sale Interest” means: 8

(a) 27.2879% limited partnership interest in the Partnership held by the LP Seller; and (b) all rights, title and interest in the LP Sale Partnership Loan Interest; “LP Sale Interest Purchase Price” means A$336,379,901 being: (a) A$202,145,556 in respect of the limited partnership interests in the Partnership referred to in paragraph (a) of the definition of LP Sale Interest; and (b) A$134,234,344 in respect of the LP Sale Partnership Loan Interest, adjusted as follows: (a) plus any amount contributed by or on behalf of the LP Seller as a capital contribution in respect of the Partnership between the date of this Agreement and Completion; (b) plus any principal amount contributed by or on behalf of the LP Seller as a loan to the Partnership between the date of this Agreement and Completion; (c) less the amount of any distribution declared and/or paid by the Partnership between the date of this Agreement and Completion in respect of the LP Sale Interest and LP Retirement Interest; and (d) less any interest paid by the Partnership to the LP Seller in respect of the LP Sale Interest Partnership Loan Interest and LP Retirement Partnership Loan Interest in respect of the period between the date of this Agreement and Completion, other than the Permitted Distribution; “LP Sale Partnership Loan Interest” means the 27.5635% of the Partnership Loan that is owned by the LP Seller; “Managed Fund” means: (a) a unit trust, investment trust, managed investment scheme, limited partnership, general partnership, collective investment scheme or other entity or group of entities; or (b) any companies, trusts or other entities Controlled by an entity referred to in paragraph (a) above; “Material Consent Contracts” means: (a) Rail Haulage Agreement between GRail (NSW) Pty Limited, Glencore Coal Pty Limited and Glencore plc dated 28 November 2016; (b) Rail Haulage Agreement between Genesee & Wyoming Australia Pty Ltd, Oz Minerals Prominent Hill Operations Pty Ltd and Oz Minerals dated 8 December 2016; (c) AustralAsia Railway Project Concession Deed between the AustralAsia Railway Corporation, The Northern Territory of Australia, The Crown in the right of the State of South Australia and GWA (North) Pty Ltd dated 1 December 2010; (d) Adelaide Freight Terminal Services Agreement between Asciano Services Pty Ltd and GWAN (North) Pty Ltd dated 19 December 2014; (e) Railcorp Track Access Agreement between Rail Corporation New South Wales and Genesee & Wyoming Australia Pty Ltd dated 23 May 2011; (f) Railcorp Track Access Agreement between Rail Corporation New South Wales and Freightliner Australia Pty Ltd dated 5 February 2015; 9

(g) Memorandum of Lease between Minister for Transport and Genesee & Wyoming Australia Pty Ltd dated 3 August 2007; (h) Memorandum of Lease between Minister for Transport and Genesee & Wyoming Australia Pty Ltd dated 24 November 2011; and (i) Master Rental Agreement between Asia Pacific Transport Pty Limited and CFCL Australia Pty Limited dated 19 June 2007, together with any amendments, variations, extensions or ancillary documents entered into in connection with these agreements; “Merger Agreement” means the agreement for plan and merger, dated 1 July 2019, between Genesee & Wyoming Inc, DJP XX LLC and MKM XXII Corp.; “MIRA Limited Partner Entities” means each of: (a) MAIF; and (b) Scissor Trust; “Notice” has the meaning given to that term in clause 18.3; “Notifying Party” has the meaning given to that term in clause 7.7(a); “Partnership” means the limited partnership known as ‘G&W Australia Holdings LP’ constituted by the Partnership Agreement; “Partnership Agreement” means the Limited Partnership Agreement for ‘G&W Australia Holdings LP’, dated December 1, 2016, among the Sellers and the MIRA Partnership Entities; “Partnership Interest” means the LP Sale Interest, the LP Retirement Interest, all rights, title and interest in the LP Retirement Partnership Loan Interest, the LP Sale Partnership Loan Interest, the GP Sale Interest and the GP Retirement Interest; “Partnership Loan” means the loan provided by the LP Seller and the MIRA Limited Partner Entities under the Partnership Loan Agreement; “Partnership Loan Agreement” means the loan agreement, dated December 1, 2016, between the LP Seller and the MIRA Limited Partner Entities as the original lenders and the Partnership through its general partners the GP Seller as the borrower; “Partnership Restructure" means the restructuring steps set out in Schedule 3; “Permitted Distribution" means: (a) any amounts payable or required to be distributed under the Partnership Restructure; (b) any: distribution, including any dividend or interim dividend, whether in case or kind, declared, paid or made in respect of the Partnership Interests in accordance with the Partnership Agreement; and any interest paid in respect of the Partnership Loan Agreement, in each case in the ordinary course and paid prior to 24 December 2019; “Purchase Price” means the LP Sale Interest Purchase Price plus the GP Sale Interest Purchase Price; 10

“Related Body Corporate” has the meaning given to that defined term in section 50 of the Corporations Act, however: (a) a trust may be a Related Body Corporate, for the purposes of which a unit or other beneficial interest will be regarded as a share; and (b) a body corporate or trust may be a Related Body Corporate of a trust if it would have been a Related Body Corporate if that trust were a body corporate; “Representative” in relation to a party means: (a) an Affiliate of the party; (b) a debt or equity financier (including any co-investors, lenders or other actual or potential sources of capital and any related advisers or Affiliates) of the party or Affiliate of the party; (c) manager, trustee or general partner of the party; (d) an Affiliate of a manager, trustee, or general partner to the party and any of their respective officers, employees and professional or financial advisors; and (e) officers, employees professional or financial advisers of any entity referred to in items (a), (c) or (d); “Restructure Finance Facility” means any debt financing arrangement entered into by a member of the GWA Group for the purpose of satisfying the condition at clause 2.1(h); “Retirement Consideration” means the LP Retirement Consideration plus the GP Retirement Consideration plus the LP Retirement Partnership Loan Amount; “SA ROFR” means the SA Assets – Rights of First Refusal Agreement between Genesee & Wyoming, Inc, GWI Holdings Pty Ltd, Australia Southern Railroad Pty Ltd (now named Genesee & Wyoming Australia Pty Ltd), QR National West Pty Ltd (now named Australia Eastern Railroad Pty Ltd) and Australia Western Railroad Pty Ltd dated 1 June 2006; “Sale Interests” means: (a) the LP Sale Interest; and (b) where: a GP Acquisition Notice has been given, the GP Sale Interest; or where a GP Acquisition Notice has not been given, the GP Sale Shares; “Seller Group Member” means each of: (a) the Sellers; (b) Brookfield Infrastructure Group LLC; and (c) each Related Body Corporate of the entities mentioned in subparagraph (a) and (b) of this definition that are not members of the GWA Group; “Seller Warranty” means each warranty given by the Seller under clause 8.1 as set out in Schedule 1 and “Sellers’ Warranties” means each of them collectively; “Seller Warranty Recipients” means the Buyer, the Buyer Guarantor, the MIRA GP and the MIRA Limited Partner Entities; 11

“Sellers” means: (a) the LP Seller; and (b) where: a GP Acquisition Notice has been given, the GP Seller; or a GP Acquisition Notice has not been given, the GP Parent; “Subsidiary” has the meaning given to that term in section 46 of the Corporations Act; “Sunset Date” means 1 July 2020 or such later date agreed by the parties; “Tax” means any tax, levy, charge, impost, fee, deduction, or withholding, which is assessed, levied, imposed or collected by any Government Agency and includes any tax payable under the GST Act or any interest, fine, penalty, charge, fee or any other amount imposed in addition to, or in respect of any of the above but excludes Duty; and “Trustee Liability” means any liability or obligation (of any kind including, without limitation, for negligence, in tort, in equity or under statute) of the relevant trustee which arises in any way under or in connection with this agreement or its performance, or any representation, warranty, conduct, omission, agreement or transaction made under or in connection with this agreement. 1.2 Interpretation In this agreement, unless the context otherwise requires: (a) headings and boldings are for convenience only and do not affect the interpretation of this agreement; (b) words importing the singular include the plural and vice versa; (c) words importing a gender include any gender; (d) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning; (e) an expression importing a natural person includes any individual, company, partnership, joint venture, association, corporation or other body corporate and any Government Agency; (f) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision; (g) when the day on which an act must be done is not a Business Day, that act must be done on the following Business Day; (h) each of the rights, obligations and liabilities of the Sellers under this agreement are joint and several and will be borne by them jointly and severally; (i) any provision of this agreement that requires a party to use reasonable endeavours or all reasonable endeavours, or to take all steps reasonably necessary, to ensure that something is performed or occurs or does not occur does not include any obligation: to procure absolutely that that thing is done or happens; to pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person: 12

(A) in the form of an inducement or consideration to a third party; or (B) in circumstances that are commercially onerous or unreasonable in the context of this agreement, except for payment of any applicable fee for the lodgement or filing of any relevant application with any Government Agency or immaterial costs to procure that the thing is performed or occurs or does not occur; to agree to commercially onerous or unreasonable terms; or to commence any legal action or proceeding against any person. (j) nothing in this agreement requires the Buyer or the MIRA Limited Partners to be involved in the management of the Partnership and any references to a party to this being required to undertake any action in connection with the management of the Partnership shall not include the Buyer or the MIRA Limited Partners; and (k) a reference to: any thing (including any right) includes a part of that thing but nothing in this clause 1.2 implies that performance of part of an obligation constitutes performance of the obligation; a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule; a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; a document (including this agreement) includes all amendments or supplements to, or replacements or novations of, that document; a party to a document includes that party’s executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns; “including”, “for example” or “such as” when introducing an example, does not limit the meaning of the words to which the example relates to that example or examples of a similar kind; “law” includes legislation, the rules of the general law, including common law and equity, and any judgment order or decree, declaration or ruling of a court of competent jurisdiction or Government Agency binding on a person or the assets of that person; a body which has been reconstituted or merged must be taken to be the body as reconstituted or merged, and a body which has ceased to exist and the functions of which have substantially been taken over by another body must be taken to be that other body; a monetary amount is a reference to Australian Dollars; time is a reference to Sydney, Australia; day or month means a calendar day or calendar month; and 13 where reference is made in this agreement to a percentage of Partnership Interest, that percentage is as at the date of this agreement and prior to any cancellation, buy-back or other transaction that would impact the calculation of such percentage interest contemplated by the Partnership Restructure steps. 2. Conditions to Completion 2.1 Conditions Clauses 3 to 7 do not become binding on the parties and are of no force or effect unless and until each of the following conditions have been satisfied: (a) Foreign Investment Review Board approval: the Buyer, MIRA GP and the MIRA Limited Partner Entities have each received written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth), by or on behalf of the Treasurer of the Commonwealth of Australia stating or to the effect that the Commonwealth Government does not object to the transactions contemplated by this agreement; the Treasurer of the Commonwealth of Australia becomes precluded from making an order in relation to the subject matter of this agreement and the transaction contemplated by it under the Foreign Acquisitions and Takeovers Act 1975 (Cth); or if an interim order is made under the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of the transaction contemplated by this agreement, the subsequent period for making a final order prohibiting the transactions contemplated by this agreement elapses without a final order being made; (b) Merger clearances: Australia The Australian Competition and Consumer Commission indicating in writing to the Buyer and MIRA GP within 6 weeks from the date of this agreement or such longer period as determined by Brookfield in writing that it does not propose to intervene in the transfer of the Sale Interests contemplated by this agreement pursuant to section 50 of the Competition and Consumer Act 2010 (Cth) in Australia; China The State Administration for Market Regulation (“SAMR”) issuing a notice approving the transactions contemplated by this agreement; or the statutory clearance period specified by SAMR pursuant to the Anti-Monopoly Law in the People's Republic of China, including any extension of such period, having elapsed and no objection having been raised or qualifications or requirements imposed by SAMR in relation to the agreement or the Buyer confirming in writing to the Sellers that such approval is not required; EU The European Commission issuing a decision under Article 6(1)(b) of Council Regulation (EC) 139/2004 (“Regulation”), or being deemed to have done so under Article 10(6) of the Regulation, declaring the acquisition of the Sale Interests by the Buyer pursuant to this agreement (the “Transaction”) 14 compatible with the internal market without attaching to its decision any conditions or obligations that are not satisfactory to the Buyer and in the event that a request under Article 9(2) of the Regulation has been made by a Member State, the European Commission indicating that it has decided not to refer the Transaction (or any part thereof) or any matter arising therefrom to a competent authority of a Member State in accordance with Article 9(1) of the Regulation; (c) Change of control consents: each counterparty to the Material Consent Contracts has confirmed in writing to the relevant member of the GWA Group that: it consents to the transactions contemplated by this agreement; or it will not take any action in respect of any rights it may have under the relevant Material Consent Contract that arise as a result of transactions contemplated by this agreement, as required under the terms of the relevant Material Consent Contract; (d) Senior Lenders Consent: either: each of the senior lenders to the GWA Group as at the date of this agreement (either directly or through a security trustee or agent on their behalf) has confirmed in writing to the relevant member of the GWA Group that: (A) it consents to the transactions contemplated by this agreement; and (B) it will not take any action in respect of any rights it may have under the relevant facility agreement or security documentation that arise as a result of transactions contemplated by this agreement; or the senior debt facility at the GWA Group in existence at the date of this agreement is no longer in force. (e) SA ROFR: either: Australia Eastern Railroad Pty Ltd (formerly QRNational West Pty Ltd) provides a written waiver or release of its rights under the SA ROFR; or at the time that all of the other conditions in this clause 2.1 are satisfied (except for the condition in clause 2.1(h)), Australia Eastern Railroad Pty Ltd does not have, and will not at Completion have, any right to acquire any part of the Sale Interests or otherwise be given any notice under the SA ROFR; For the avoidance of doubt, this condition (e) will not be taken to be breached or not satisfied if an agreement is executed for the acquisition of the Sale Interests by Australia Eastern Railroad Pty Ltd until such agreement is completed; (f) Partnership Restructure: all documents and actions that the MIRA GP regards as reasonably necessary to implement the Partnership Restructure have been approved by the Partnership and the relevant members of the GWA Group and the MIRA GP is authorised to complete the Partnership Restructure pursuant to the Partnership Agreement and the organisational documents of the relevant GWA Group Member; (g) Merger Agreement Conditions: all of the conditions in Section 7.1, 7.2 and 7.3 of the Merger Agreement have been satisfied or waived under the terms of that agreement; and (h) Restructure Finance Facility available: at or prior to the time at which all of the other conditions in this clause 2.1 are satisfied (except for the condition in clause 2.1(e)(ii)), 15 the GP Seller and MIRA GP have confirmed in writing to the Buyer that the GWA Group has sufficient debt financing available to complete the Partnership Restructure and that all conditions to closing and drawdown of such financing have been satisfied or waived under the terms of that agreement (except for any conditions that are contingent upon Completion occurring). 2.2 Satisfaction of Conditions (a) The Buyer must use their reasonable endeavours to ensure that the conditions in clause 2.1(a), 2.1(b) and 2.1(h) are satisfied as expeditiously as possible. For the avoidance of doubt, no party is under any obligation to provide information to any other party which it reasonably considers is commercially sensitive and may redact such information from any copy of its application to a Government Agency in respect of the conditions in clause 2.1(a) and 2.1(b) that is provided to any other party. (b) The GP Seller and the MIRA GP must take such reasonable steps as are within their control to procure that the GWA Group satisfies the conditions in clause 2.1(c) to 2.1(d) as expeditiously as possible. (c) The Sellers must use reasonable endeavours to procure the satisfaction of the condition in clause 2.1(e) as expeditiously as possible. (d) The Sellers and Brookfield (subject to the Merger Agreement) must use reasonable endeavours to procure the satisfaction of the condition in clause 2.1(g) as expeditiously as possible. (e) Brookfield must use its reasonable endeavours to ensure that the condition in clause 2.1(e)(ii) is satisfied as expeditiously as possible. (f) Where Australia Eastern Railroad Pty Ltd purports to exercise any rights under the SA ROFR the parties to this agreement must consult in good faith to determine whether such purported exercise complies with the terms of the SA ROFR, is in breach of any law or otherwise unenforceable with a view to determining whether the condition in clause 2.1(e) shall be waived. (g) Each party must provide all reasonable assistance to the others as is necessary to satisfy the conditions in clause 2.1. 2.3 Process for satisfaction of SA ROFR (a) As soon as reasonably practicable and in any event within 10 Business Days of the date of this agreement, the Sellers must procure that Genesee & Wyoming Inc. gives (or causes to be given) a written notice to Australia Eastern Railroad Pty Ltd in accordance with clause 4.2 of the SA ROFR offering the Partnership Interests for sale, such notice accompanied by a contract for sale: reflecting the terms of this document; being capable of immediate acceptance; and containing a condition that Australia Eastern Railroad Pty Ltd has obtained all necessary governmental consent and approvals in relation to the sale, either unconditionally or on conditions satisfactory to Australia Eastern Railroad Pty Ltd acting reasonably and subject to a requirement that Australian Eastern Railroad Pty Ltd satisfy such condition or conditions within the same period or periods as are specified in respect of the corresponding condition or conditions in this agreement, in a form approved by the Buyer, acting reasonably (“SA ROFR Notice”). 16

(b) The Sellers must procure copies of any notice or communications received in relation to the SA ROFR Notice with any person are provided to the Buyer and MIRA GP as soon as reasonably practicable, and in any event within 2 Business Days. (c) The Sellers shall procure that no communications are sent in relation to the SA ROFR Notice by Genesee & Wyoming Inc. or any other person for Genesee & Wyoming Inc. or any Seller Group Member without the prior written consent of the Buyer and MIRA GP, acting reasonably. (d) Where Australia Eastern Railroad Pty Ltd has issued a waiver in accordance with clause 2.1(e)(i) and Completion has not occurred under this agreement prior to expiry of the 180 day period specified in clause 4.7 of the SA ROFR, the process in clause 2.3(a) shall be repeated as if such date was deemed to be the date of this agreement for the purposes of clause 2.3(a). 2.4 Notice in Relation to Conditions Each of the parties must: (a) keep the others reasonably informed of the progress towards the satisfaction of the conditions in clause 2.1; (b) promptly give written notice to the others after it becomes aware that a condition in clause 2.1 becomes satisfied; and (c) promptly give written notice to the others after it becomes aware that a condition in clause 2.1 is reasonably unlikely to be satisfied, or cannot be satisfied. 2.5 Waiver (a) Conditions 2.1(a), 2.1(b)(ii) and (iii) and 2.1(f) cannot be waived. (b) Conditions 2.1(c), 2.1(d) and 2.1(e)(ii) are for the benefit of the Buyer and the MIRA GP and can only be waived by the written agreement of both the Buyer and the MIRA GP and then by written notice to each of the other parties. (c) Condition 2.1(h) is for the benefit of MIRA GP and the GP Seller and can only be waived with the written agreement of each of those parties. (d) All other conditions in clause 2.1 are for the benefit of the Buyer, MIRA GP, and Brookfield and can only be waived with the written agreement of each of those parties. (e) Where a condition is waived such that the terms of this agreement are more favorable to the Buyer or MIRA GP, subject to condition 2.1(e) having not been satisfied, as soon as reasonably practicable and in any event within 5 Business Days, the Sellers shall procure that Genesee & Wyoming Inc. gives (or causes to be given) a written notice to Australia Eastern Railroad Pty Ltd in accordance with clause 4.8 of the SA ROFR providing a revised offer reflecting the changed terms. 2.6 Non-Satisfaction of Conditions (a) If the conditions in clause 2.1 are not satisfied by the Sunset Date, become incapable of being satisfied or the Buyer, the Sellers, the MIRA GP and Brookfield agree in writing that any of the conditions in clause 2.1 cannot be satisfied, then either the Buyer, the Sellers, the MIRA GP or Brookfield may terminate this agreement by giving 17 written notice to the others, and in addition to any other rights that either of them may have at law or in equity: each of the parties will be released from their obligations to continue to perform this agreement other than in relation to clauses 12, 14, 18.2, 18.3 and 18.12; and each of the parties retains any right it has against the others in respect of any breach of this agreement which has arisen prior to termination. (b) If the End Date (as that term is defined in the Merger Agreement) is extended under the Merger Agreement, the parties must negotiate in good faith to agree such further extension of the Sunset Date to match the new End Date under the Merger Agreement. (c) None of the parties to this agreement may terminate or rescind this agreement, or any part of this agreement, except as permitted by clauses 2.6(a) or 7.7(b)(ii), or otherwise as agreed in writing between the parties, and each party waives all and any rights of rescission which it may have in respect of recession of this agreement to the full extent permitted by law. (d) None of the parties to this agreement may terminate this agreement pursuant to clause 2.6(a) in respect of a condition that has been waived by any party entitled to waive a condition. 3. Sale and Purchase 3.1 Sale and Purchase of Sale Interests At Completion: (a) the LP Seller agrees to sell the LP Sale Interest and the Buyer agrees to purchase the LP Sale Interest from the LP Seller; (b) if a GP Acquisition Notice has been given, the GP Seller agrees to sell the GP Sale Interest and the MIRA GP agrees to purchase the GP Sale Interest from the GP Seller; and (c) if a GP Acquisition Notice has not been given, the GP Parent agrees to sell all of GP Sale Shares, and the MIRA GP agrees to purchase all of the GP Sale Shares, in each case free of any Encumbrance, with all rights, including distribution rights, attendant to such interest on or after the Completion Date and subject to the provisions of this agreement. 3.2 Buyer’s election in respect of the GP Seller At any time prior to the date that is 10 Business Days prior to Completion, the Buyer and the MIRA GP may, in their absolute discretion, provide written notice to the Sellers that MIRA GP will acquire the GP Sale Interest from the GP Seller instead of the GP Sale Shares from the GP Parent (“GP Acquisition Notice”). 3.3 Buyer Nominee At any time prior to the date that is 10 Business Days prior to Completion, the Buyer may by written notice nominate a wholly owned subsidiary of the Buyer to be the transferee of all or part of the LP Sale Interests pursuant to clause 7.4(b). Notwithstanding this clause 3.3, the Buyer remains unconditionally and irrevocably liable for its obligations under this agreement (including for the avoidance of doubt, the obligation to pay the LP Sale Interest Purchase Price 18 for any part of the LP Sale Interests acquired by a nominee of the Buyer in accordance with this clause 3.3). 4. Consideration (a) The consideration for the sale and purchase of: the GP Sale Interest or the GP Sale Shares (as the case may be) will be the payment by the Buyer to the GP Seller or the GP Parent (as applicable) of the GP Sale Interest Purchase Price; and the LP Sale Interest will be the payment by the Buyer to the LP Seller of the LP Sale Interest Purchase Price. (b) Payment of the Purchase Price by the Buyer and the MIRA GP to the Sellers must be made at Completion, in accordance with clause 7.4(e) and clause 7.4(f) (as applicable). (c) For the avoidance of doubt, subject to satisfaction or waiver of the conditions in clause 2.1, the parties acknowledge that the total proceeds that the LP Seller and the GP Seller and the GP Parent (where a GP Acquisition Notice has not been given) will receive pursuant to the transactions contemplated by this agreement will be $627,400,000: plus any amount contributed by or on behalf of the LP Seller as a capital contribution in respect of the Partnership, or as the principal amount of a loan to the Partnership, between the date of this agreement and Completion; minus the amount of any distribution declared and/or paid by the Partnership, or any interest paid by the Partnership in respect of the LP Sale Interest or Partnership Loan Interest, to the LP Seller between the date of this agreement and Completion. (d) For the purpose of clause 4(c), any distribution in accordance with the Partnership Restructure step at Schedule 3, clause (g) shall be disregarded. 5. Waiver and Release (a) Subject to the conditions in clause 2.1 being satisfied, the MIRA GP and the MIRA Limited Partner Entities irrevocably waive and release the Sellers and each Seller Group Member from any Claim or obligation under, or in respect of, the following provisions of the Partnership Agreement arising as a result of the Transactions contemplated by this agreement: clause 14 (Pre-emption right on Transfers); clause 15 (Tag Right); clause 16 (Exit Events); and clause 17 (Defaulting Partner Transfers) as a result of a breach of clause 14, 15 or 16. (b) For the purposes of clause 12.1 of the Partnership Agreement, the Sellers, the Buyer, MIRA GP and the MIRA Limited Partners each consent to the transactions contemplated by this agreement. (c) The parties acknowledge and agree that: 19 the waiver and release contained in this clause 5 is provided in consideration of the Sellers entering into this agreement and at the request of the Buyer, the MIRA GP and each of the MIRA Limited Partner Entities; each MIRA Limited Partner Entity is a party to the agreement solely for the purposes of this clause 5 and every reference to ‘party’ or ‘parties’, other than under this clause 5, will be taken to exclude each of the MIRA Limited Partner Entities; and none of the MIRA Limited Partner Entities have any other obligations, liabilities or rights under this agreement except in respect of this clause 5. (d) For the purposes of clause 12.5 of the Partnership Agreement, the MIRA GP and the MIRA Limited Partner Entities acknowledge and agree that the Sellers may disclose to Australian Eastern Railroad Pty Ltd in connection with the SA ROFR: this document and the Partnership Agreement; and confidential information relating to the Partnership to the extent requested under the SA ROFR provided that: (A) the Sellers first procure that Australia Eastern Railroad Pty Ltd execute a confidentiality undertaking in a form acceptable to MIRA GP and the MIRA Limited Partner Entities, acting reasonably; and (B) the disclosure of such information would not, and would not reasonably be expected to lead to, a breach of any law, including the Australian Competition and Consumer Act 2010 (Cth); and (C) the disclosure has been unanimously approved by the Management Committee (as defined in the Partnership Agreement). 6. Period between signing and completion 6.1 Conduct of Business Until Completion: (a) the GP Seller and the MIRA GP must take such reasonable steps as are within their control to procure that the GWA Group conducts its business in the ordinary course in accordance with the Partnership Agreement; and (b) no party to this agreement shall take any action or omit to take any action that would prevent the GWA Group from conducting its business in the ordinary course in accordance with the Partnership Agreement. 6.2 Partnership Restructure By no later than 5 Business Day before Completion, MIRA GP shall notify Brookfield and the Sellers in writing of any further steps required to be taken for the purposes of the Partnership Restructure step at Schedule 3, clauses (c) and (g). 6.3 Claims against Seller Group Members prior to Completion No party may make any Claim against a Seller Group Member under or in connection with this agreement prior to Completion other than, provided that the completion of the merger under the Merger Agreement has occurred, a Claim in respect of a breach of clause 2.2(b), 2.2 (c), 2.2 (f), 2.2 (g), 2.3, 7.4(a), 7.5, 7.7 or 8.1(a)(ii). 20

7. Completion 7.1 Time and Location of Completion Completion under this agreement must take place on the Completion Date at the Effective Time at the offices of White & Case located at Level 50, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000 or such other place agreed between the Buyer and the Sellers. 7.2 Completion (a) On or before Completion under this agreement, each party must carry out the completion steps which it is obliged to carry out in accordance with clause 7.3. (b) Completion under this agreement is taken to have occurred: when each party has performed all its obligations under clause 7.3; and contemporaneously with or immediately prior to completion under the Merger Agreement. 7.3 Notification before Completion At least 5 Business Days before Completion, the MIRA GP must give to Brookfield and the GP Seller a notice in writing setting out details of: (a) each person to be appointed as a representative of the management committee of the Partnership; (b) each person to be appointed as a director or other officer of each Subsidiary of the Partnership from Completion; (c) each person who will be required to resign as director or other officer of each Subsidiary of the Partnership from Completion; (d) each person to be authorised to operate the bank accounts of each GWA Group member; and (e) where a GP Acquisition Notice has not been given: each person to be appointed as a director or other officer of the GP Seller; each person who will be required to resign as director or other officer of the GP Seller; and each person to be authorised to operate the bank accounts of the GP Seller. 7.4 Completion Steps At Completion: (a) the Sellers must do and deliver to the Buyer and the MIRA GP all things necessary or desirable to transfer the Sale Interests and to complete any other transaction contemplated by this agreement, including but not limited to: (Partnership approvals) ensure that a meeting of the representatives of the management committee of the Partnership is convened and the Partnership approves, or written minutes in lieu of such meeting are held (in each case subject to Completion occurring): 21

(A) (registration of transfers) the transfer of the LP Sale Interests to the Buyer and the registration of the Buyer as the holder of the LP Sale Interests in the Partnership's register of partnership interest, subject to the receipt of duly executed instruments of transfer; (B) (appointments) the appointment of each person nominated by the MIRA GP under clause 7.3 (if any) as a representative of the Partnership (subject to receipt of a duly executed consent to act in the agreed form); (C) (resignations) the resignation of each person notified by the MIRA GP under clause 7.3 (if any) as a representative of the Partnership; (D) (change of bank authorities) the authorisation of each person notified by the MIRA GP under clause 7.3 to operate the bank accounts of the Partnership; (change of bank authorities) the authorisation of each person notified by the Buyer or MIRA GP under clause 7.3 to operate the bank accounts of the Partnership; (GWA Group director appointments): procure that each member of the GWA Group causes: (A) the appointment of each person nominated by the MIRA GP under clause 7.3 (if any) as a director or other officer of each Subsidiary of the Partnership (subject to receipt of a duly executed consent to act in the agreed form); (B) the resignation of each person notified by the MIRA GP under clause 7.3 (if any) as a director or other officer of each Subsidiary of the Partnership (subject to the receipt of a duly executed letter of resignation in the agreed form); (b) (Transfer of LP Sale Interests) the Buyer must do and deliver to the Seller all things necessary or desirable to transfer the LP Sale Interests to the Buyer, including providing: any duly executed instrument of transfer required in relation to the transfer of the LP Sale Interests; if the Buyer is not already a party to the Partnership Agreement, an Admission Certificate (as that term is defined in the Partnership Agreement) agreeing to be bound by the terms of the Partnership Agreement; and a signed acknowledgement from the Partnership that with effect from the Effective Time, the Partnership acknowledges and agrees that it will pay all amounts payable by it in relation LP Sale Partnership Loan Interest to the Buyer; (c) (LP Sale Partnership Loan Interest) evidence that the documents giving effect to the assignment by the LP Seller to the Buyer of the LP Sale Partnership Loan Interest under the Partnership Loan Agreement have been duly executed by the Buyer; (d) (Transfer of GP Sale Interests) the MIRA GP must do and deliver to the Seller all things necessary or desirable to transfer the GP Sale Interests to the MIRA GP and to otherwise complete any other transaction contemplated by this agreement; 22

(e) (LP Sale Interest Purchase Price) the Buyer must pay to the LP Seller in Immediately Available Funds the LP Sale Interest Purchase Price; (f) (GP Sale Interest Purchase Price) MIRA GP must pay to the GP Seller in immediately available funds the GP Sale Interest Purchase Price; (g) (Partnership Restructure) the GP Seller and the MIRA GP must procure that the Partnership Restructure is implemented; (h) (Brand Licence) Brookfield must deliver a Licence Deed, in a form acceptable to the Buyer and MIRA GP and executed by Genesee & Wyoming Inc. entitling each GWA Group Member to use any brands and logos used or related to the business as at the date of this agreement for a period until the date 3 years from Completion, subject to an obligation to: change of each of the registered names of the GWA Group Members to a name that does not include “Genesee & Wyoming”, “G&W” or any word or name that is substantially identical or deceptively similar to or likely to be mistaken for or confused with those words; and replace all corporate stationary and branding so that it does not use such brand and logos; within 6 months of Completion; and remove any visible branding or logos (other than the colour scheme) from locomotives or carriages that transport passengers, within 12 months of Completion. 7.5 Additional Completion Steps At Completion the Sellers must do and deliver to the Buyer and the MIRA GP: (a) where a GP Acquisition Notice has been given: (GWI No.2 Board approvals) ensure that a meeting of the directors of GWI Holdings No. 2 Pty Ltd is convened and approves, or a written resolution in lieu of such meeting is passed, as applicable (in each case subject to Completion occurring): (A) (registration of transfers) the transfer of the GWA Headco Shares to the MIRA GP and the registration of the MIRA GP as the holder of the GWA Headco Shares in the members register, subject to the receipt of duly executed instruments of transfer; (B) (cancellation of share certificates) the cancellation of any existing share certificates for the GWA Headco Shares; (C) (new share certificates) the issue of new share certificates for the GWA Headco Shares in the name of MIRA GP; (registration of transfers) the transfer of the GP Sale Interests to the MIRA GP and the registration of the MIRA GP as the holder of the GP Sale Interests in the Partnership's register of partnership interest, subject to the receipt of duly executed instruments of transfer; and (Transfer of assets) transfer all of the assets that it holds in its capacity as a general partner of the Partnership (including the GWA Headco Shares) ("GWA Group Assets") to MIRA GP and must take any steps reasonably 23 required to perfect the transfer of the GWA Group Assets (including providing a duly executed share transfer form in favour of MIRA GP in relation to the GWA Headco Shares); and (b) where a GP Acquisition Notice has not been given: (appointments) the appointment of each person nominated by the MIRA GP under clause 7.3(e)(i) (if any) as a director or secretary of the GP Seller (subject to receipt of a duly executed consent to act in the agreed form); (resignations) the resignation of each person notified by the MIRA GP under clause 7.3(e)(ii) (if any) as a director or secretary of the GP Seller; (change of bank authorities) the authorisation of each person notified by the MIRA GP under clause 7.3(e)(iii) to operate the bank accounts of the GP Seller; (share transfers) deliver all things necessary or desirable to transfer the GP Sale Shares to MIRA GP including duly executed transfer forms by GP Parent in favour of MIRA GP; and (board meeting) the registration of the transfers referred to in paragraph (iv) above. 7.6 Obligations Interdependent (a) The obligations of the parties in respect of Completion under this agreement are interdependent and, unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously with completion under the Merger Agreement. (b) No delivery, payment or other event referred to in clauses 2.1, 7.4 or 7.5 will be regarded as having been made or occurred until all delivery and payments have been made and all other specified events have occurred. (c) If one action does not take place, then without prejudice to any rights available to any party as a consequence: there is no obligation on any party to undertake or perform any of the other actions; to the extent that such actions have already been undertaken, the parties must do everything reasonably required to reverse those actions; and the Sellers and the Buyer must each return to the other, all documents delivered to it under clauses 2.1, 7.4 or 7.5 and must each return to the other, all consideration received by it under this agreement, without prejudice to any other rights any party may have in respect of that failure. 7.7 Notice to Complete (a) If a party (“Defaulting Party”) fails to satisfy its obligations under this clause 7.4 or clause 7.5 at the time for Completion determined under this agreement, then any other party, (a “Notifying Party”), may give the Defaulting Party a notice: specifying the obligation(s) under clause 7.4 or clause 7.5 which have not been satisfied by the Defaulting Party; and requiring the Defaulting Party to satisfy its obligations within 2 Business Days from the date of the notice, declaring time to be of the essence. 24

(b) If the Defaulting Party fails to satisfy those obligations within the time allowed, the Notifying Party may, without limitation to any other rights it may have: seek specific performance; or terminate this agreement by giving written notice to the Defaulting Party and, in such circumstances, the terms set out in clause 2.6(a)(i) will apply. 8. Sellers’ Warranties and Limitations of Claims 8.1 Giving of Seller Warranties (a) Each Seller represents and warrants to the Seller Warranty Recipients in respect of itself that each Seller Warranty is true and correct and is not misleading or deceptive: in respect of clauses 1 and 2 of Schedule 1, immediately before Completion; and in respect of clause 3 of Schedule 1, as at the date of this agreement and immediately before Completion. (b) Each Seller Warranty is to be construed separately and independently from the others and is not limited by reference to any other Seller Warranty or any other provision of this agreement. (c) The Sellers acknowledge that the Seller Warranty Recipients have entered into this agreement and will complete this agreement in reliance on the Sellers’ Warranties given by the Sellers in respect of themselves. (d) The Sellers’ Warranties survive Completion of this agreement. 8.2 No Reliance (a) The Seller Warranty Recipients acknowledge, and represent and warrant to each Seller Group Member, that: at no time has: (A) any Seller Group Member or any person on its behalf, made or given; or (B) any Seller Warranty Recipient or any member of the Buyer Group relied on, any representation, warranty, promise or undertaking other than the Sellers’ Warranties; other than in relation to Sellers’ Warranties, no representations, warranties, promises, undertakings, statements or conduct: (A) have induced or influenced the Seller Warranty Recipients to enter into, or agree to any terms or conditions of, this agreement or any agreement it contemplates; (B) have been relied on in any way as being accurate by any Seller Warranty Recipients or members of the Buyer Group; (C) have been warranted to any Seller Warranty Recipients or members of the Buyer Group as being true; or 25

(D) have been taken into account by the Seller Warranty Recipients as being important to its decision to enter into, or agree to any or all of the terms of, this agreement or any agreement it contemplates; they have made, and they rely upon, their own searches, investigations, enquiries and evaluations in respect of the business of the Partnership. (b) The parties acknowledge and agree that the benefit of clause 8.2(a) is held on trust by the Sellers for each Seller Group Member (other than the Sellers). 8.3 Maximum and Minimum Amounts (a) The Seller Warranty Recipients may not make a Claim against either Seller and neither Seller is liable for any Claim: unless the amount of the Claim is more than 0.5% of the Purchase Price; and unless and until the aggregate amount of all such Claims exceeds 2.5% of the Purchase Price, in which event the Seller Warranty Recipients may seek to recover the full amount of the Claim or Claims, and not just the excess. (b) The maximum aggregate amount that the Sellers are required to pay in respect of all Claims whenever made is limited to 100% of the aggregate of the Purchase Price and the Retirement Consideration. 8.4 Time Limits (a) The Seller Warranty Recipients must notify the Sellers in writing of any Claim it has against the Sellers or a Seller under this agreement, setting out reasonable details of the facts, matters or circumstances giving rise to the breach and the nature of the breach as soon as practicable after it becomes aware of it. (b) The Seller Warranty Recipients may not make and neither Seller is liable for any Claim for a breach of a Seller Warranty unless full details of the Claim have been notified to the Sellers within one year of the Completion Date. (c) A Claim will not be enforceable against either Seller and is to be taken for all purposes to have been withdrawn unless, within 6 months of the date the Buyer is required to notify the Sellers of the Claim under clause 8.4(a), the Buyer has issued or served legal proceedings against the relevant Seller in respect of the Claim. 8.5 Recovery Where a Seller Warranty Recipient or Buyer Group member is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, the relevant Seller Warranty Recipient must co-operate with the Sellers and: (a) use its best endeavors to recover that sum or assist in the recovery of that sum before making the Claim; (b) keep the Sellers at all times fully and promptly informed of the conduct of such recovery; and (c) reduce the amount of the Claim to the extent that sums are recovered. If the recovery is delayed until after the Claim has been paid by the Sellers to the Seller Warranty Recipient, the recovered sum will be paid to the Sellers (up to the amount of the Claim paid by it). 26

8.6 Reduction in Purchase Price If payment is made for a breach of a Seller Warranty, the payment is to be treated as a reduction in the Purchase Price. 8.7 Independent Limitations Each qualification and limitation in this clause 8 is to be construed independently of the others and is not limited by any other qualification or limitation. 8.8 Damages Only Remedy If any of the Sellers’ Warranties are incorrect, untrue or misleading, the Seller Warranty Recipients only remedy is in damages and the Seller Warranty Recipient may not rescind, terminate or revoke the agreement. 8.9 No Knowledge of Breach Each Seller Warranty Recipients represents and warrants to the Sellers that it: (a) has not already formulated an intention to make a Claim against any Seller Warranty; and (b) does not presently have actual knowledge of any circumstances which it believes may entitle it to make a Claim against a Seller Warranty. 8.10 Sole Recourse Despite any other provision of this agreement, each Seller Warranty Recipient acknowledges and agrees on behalf of itself and in the case of the Buyer, each member of the Buyer Group, that Claims against the Sellers’ Warranties are the Seller Warranty Recipients and the Buyer Group’s sole recourse in respect of any Loss they suffer or incur in respect of this agreement or the transactions contemplated by it. 9. Buyer’s Warranties and Limitations of Claims 9.1 Buyer’s Warranties (a) The Buyer represents and warrants to the Sellers that each Buyer Warranty is true and correct and is not misleading or deceptive as at the date of this agreement and immediately before Completion. (b) The Buyer acknowledges that the Sellers have entered into this agreement and will complete this agreement in reliance of the Buyer Warranties. (c) Each Buyer Warranty is to be construed separately and independently from the others and is not limited by reference to any other Buyer Warranty or any other provision of this agreement. (d) The Buyer Warranties survive Completion of this agreement. 9.2 No Reliance (a) The Sellers acknowledge, and represent and warrant to each Seller Warranty Recipients, that: at no time has: (A) any Seller Warranty Recipient or GWA Group Member or any person on its behalf, made or given; or 27

(B) any Seller Group Member relied on, any representation, warranty, promise or undertaking other than the Buyer Warranties; other than in relation to Buyer Warranties, no representations, warranties, promises, undertakings, statements or conduct: (A) have induced or influenced the Seller Group Members to enter into, or agree to any terms or conditions of, this agreement; (B) have been relied on in any way as being accurate by any Seller Group Members; (C) have been warranted to any Seller Group Members as being true; or (D) have been taken into account by the Seller Group Members as being important to its decision to enter into, or agree to any or all of the terms of, this agreement or any agreement it contemplates ; they have made, and they rely upon, their own searches, investigations, enquiries and evaluations in respect of the business of the Partnership. (b) The parties acknowledge and agree that the benefit of clause 8.2(a) is held on trust by the Buyer and MIRA GP for each Seller Warranty Recipient or GWA Group Member (other than those who are parties to this agreement). 9.3 Maximum and Minimum Amounts (a) Neither of the Sellers may make a Claim against the Buyer and the Buyer is not liable for any Claim: unless the amount of the Claim is more than 0.5% of the Purchase Price; and unless and until the aggregate amount of all such Claims exceeds 2.5% of the Purchase Price, in which event the Sellers may seek to recover the full amount of the Claim or Claims, and not just the excess. (b) The maximum aggregate amount that the Buyers are required to pay in respect of all Claims whenever made is limited to 100% of the aggregate of the Purchase Price and the Retirement Consideration. 9.4 Time Limits (a) The Sellers must notify the Buyer in writing of any Claim it has against the Buyer under this agreement, setting out reasonable details of the facts, matters or circumstances giving rise to the breach and the nature of the breach as soon as practicable after it becomes aware of it. (b) The Sellers may not make and the Buyer is liable for any Claim for a breach of a Buyer Warranty unless full details of the Claim have been notified to the Buyer within one year of the Completion Date. (c) A Claim will not be enforceable against the Buyer and is to be taken for all purposes to have been withdrawn unless, within 6 months of the date the Sellers are required to notify the Buyer of the Claim under clause 8.4(a), the Sellers have issued or served legal proceedings against the Buyer in respect of the Claim. 28

9.5 Recovery Where a Seller or Seller Group Member is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, the relevant Seller or Seller Group Member must co-operate with the Buyer and: (a) use its best endeavors to recover that sum or assist in the recovery of that sum before making the Claim; (b) keep the Buyer at all times fully and promptly informed of the conduct of such recovery; and (c) reduce the amount of the Claim to the extent that sums are recovered. If the recovery is delayed until after the Claim has been paid by the Buyer to the Sellers, the recovered sum will be paid to the Buyer (up to the amount of the Claim paid by it). 9.6 Increase in Purchase Price If payment is made for a breach of a Buyer Warranty, the payment is to be treated as an increase in the Purchase Price. 9.7 Independent Limitations Each qualification and limitation in this clause 9 is to be construed independently of the others and is not limited by any other qualification or limitation. 9.8 Damages Only Remedy If any of the Buyer Warranties are incorrect, untrue or misleading, the Sellers only remedy is in damages and the Sellers and Seller Group Members may not rescind, terminate or revoke the agreement. 9.9 No Knowledge of Breach Each Seller represents and warrants to the Buyer that it: (a) has not already formulated an intention to make a Claim against any Buyer Warranty; and (b) does not presently have actual knowledge of any circumstances which it believes may entitle it to make a Claim against a Buyer Warranty. 9.10 Sole Recourse Despite any other provision of this agreement, each Seller acknowledges and agrees on behalf of itself and each Seller Group Member, that Claims against the Buyer Warranties are the Sellers and the Seller Group Members' sole recourse in respect of any Loss they suffer or incur in respect of this agreement or the transactions contemplated by it. 10. Guarantee and Indemnity 10.1 Guarantee (a) In consideration of the Sellers entering into this agreement and at the request of each of the Buyer Guarantor, the Buyer Guarantor unconditionally and irrevocably guarantees to the Sellers the due and punctual performance by the Buyer of all its obligations under this agreement, including each obligation to pay money (the “Guaranteed Obligations”). 29

(b) If the Buyer fails to perform the Guaranteed Obligations in full and on time, the Buyer Guarantor agrees to comply with the Guaranteed Obligations on demand from either Seller. A demand may be made whether or not a Seller has made demand on the Buyer. 10.2 Indemnity (a) The Buyer Guarantor: unconditionally and irrevocably indemnifies each Seller against any Loss or Claim which may be incurred or sustained by that Seller in connection with any default or delay by the Buyer in the due and punctual performance of any of the Guaranteed Obligations, including any Loss or Claim incurred or sustained by the Sellers in connection with the enforcement of this guarantee; and agrees to pay amounts due under this clause 10.2 on demand from a Seller. (b) Neither Seller need incur expense or make payment before enforcing this right of indemnity. 10.3 Extent of Guarantee and Indemnity (a) The Buyer Guarantor will be responsible to each Seller in respect of the Guaranteed Obligations in the same manner as if the Buyer Guarantor was the Buyer under this agreement. (b) The rights given to each Seller pursuant to this guarantee, and the Buyer Guarantor’s liability under it, are not affected by any act, omission or other thing which might otherwise affect it in law or in equity including one or more of the following: an Insolvency Event affecting a person or the death of a person; a change in the constitution, membership, or partnership of a person; the partial performance of the Guaranteed Obligations; the Guaranteed Obligations not being enforceable at any time against any person other than the Buyer Guarantor; either Seller granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Buyer or Buyer Guarantor of an obligation; any novation of a right of either Seller; acquiescence, delay, acts, omissions or mistakes on the part of either Seller; or the occurrence of any other thing which might otherwise release, discharge or affect the obligations of the Buyer Guarantor under this agreement, except to the extent that that thing also releases, discharges or affects the obligations of the Buyer to either Seller. 10.4 Payments The Buyer Guarantor agrees to make payments under clause 10.2: (a) in full without set-off or counterclaim, and without any deduction in respect of any Tax unless prohibited by law; and 30

(b) in the currency in which the payment is due, and otherwise in Australian dollars, in Immediately Available Funds. 10.5 Continuing Guarantee and Indemnity This clause 10: (a) extends to cover this agreement as amended, varied or replaced; (b) is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation; (c) is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement which the Seller may hold concerning the Guaranteed Obligations; and (d) is a continuing guarantee and indemnity despite any intervening payment, settlement or other thing and extends to all of the Buyer’s obligations in connection with this agreement and, despite Completion, remains in full force and effect for so long as the Buyer has any liability or obligation to either Seller under this agreement and until all of those liabilities or obligations have been fully discharged. 10.6 Enforcement against Buyer Guarantor The Buyer Guarantor waives any right it has of first requiring either Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming from the Buyer Guarantor under this guarantee. 10.7 Limited recourse against Buyer Guarantor PGGM Fund is not a partnership (personenvennootschap) or a legal entity (rechtspersoon) under Dutch law. Any claims against PGGM Fund and/or PGGM Title Holder in their capacity as Buyer Guarantor or otherwise are against PGGM Title Holder as such, and not against the participants in PGGM Fund who, accordingly, are not liable for these claims. Recourse for such claims shall be limited to the assets held by PGGM Title Holder on behalf of PGGM Fund. 11. Wrong Pockets 11.1 Requirement to notify If, after Completion, the Buyer, MIRA GP or the Sellers identify any asset held by the Sellers or a Related Body Corporate of the Sellers that is a GWA Group Asset or an asset held by the Buyer, MIRA GP or any member of the GWA Group that is not a GWA Group Asset (a "Wrong Pocket Asset") that party must notify the other parties. 11.2 Requirement to return as directed As soon as reasonably practicable following notification under clause 11.1, the Sellers or the Buyer and MIRA GP (as the case may be) must transfer, or procure the transfer of, the Wrong Pocket Asset to the Buyer or as the Buyer directs, or to the Sellers, or as the Sellers direct (as the case may be), for nil consideration. 12. GST (a) Words or expressions defined in the GST Law have the same meaning in this clause12, unless the context requires otherwise. 31

(b) Unless stated to the contrary, and otherwise as provided in this clause, any consideration payable under this agreement is exclusive of GST. (c) If a party makes a supply pursuant to this agreement, and GST is payable on that supply, the consideration for the supply (“GST Exclusive Consideration”) is increased by an amount equal to the GST payable by the supplier on that supply (“Additional GST Amount”), except where the recipient of the supply is liable under the GST Law to pay the GST on that supply. (d) The Additional GST Amount must be paid at the same time and in the same manner as the GST Exclusive Consideration. (e) If a party must reimburse or indemnify another party under this agreement for a loss, cost or expense, the amount to be reimbursed or indemnified is reduced by an amount equal to any input tax credit that the other party, or the representative member of any GST group of which that party is a member, is entitled to in respect of the loss, cost or expense, and then increased in accordance with clause 12(c) where applicable. (f) A party is not obliged to make payment for a taxable supply made under this agreement until it receives a tax invoice for the supply to which the payment relates. (g) If an adjustment of GST is required as a result of an adjustment event in respect of a supply made pursuant to this agreement, then: a corresponding adjustment of GST payable under this agreement must be made between the parties within twenty-one (21) days after the end of the tax period in which the adjustment is attributable; and the supplier, if obligated to do so under the GST law, must issue an adjustment note within twenty-one (21) days after the end of the tax period in which the adjustment is attributable. (h) If the consideration for a supply under this agreement is calculated by reference to the consideration for other supplies, in making that calculation, the consideration for those other supplies excludes any amount in respect of GST payable on those supplies. (i) This clause will continue to apply after expiration or termination of this agreement. 13. Foreign resident capital gains provisions (a) For the purposes of this clause 13: CGT Withholding Amount means amounts, if any, determined under section 14-200(3) of Schedule 1 to the TAA which may be payable to the Commissioner of Taxation under section 14-200(1) of Schedule 1 to the TAA; and TAA means the Taxation Administration Act 1953 (Cth). (b) The Buyer will withhold a CGT Withholding Amount and pay a CGT Withholding Amount to the Commissioner of Taxation unless the Sellers deliver a valid declaration for the purposes of section 14-210(3), section 14-225 (in respect of the GP Retirement Interest payment and where a GP Acquisition Notice has been given) and section 14- 225(2) of Schedule 1 of the TAA (in respect of the LP Seller and where a GP Acquisition Notice has not been given) on or prior to Completion which covers (at least) the time this document is entered into and Completion. 32

(c) For the purposes of subsection 14-225(1) of Schedule 1 of the TAA, by entering into this agreement, the GP Seller declares, for the period beginning from the date of this agreement until Completion, that the GP Seller is, and will be an Australian resident. If Completion occurs later than the date six months after the date of this agreement, the GP Seller must deliver to the Buyer, at or before Completion, a further declaration that the GP Seller is an Australian resident for the period to Completion. (d) For the purposes of subsection 14-225(2) of Schedule 1 of the TAA, by entering into this agreement the LP Seller and GP Parent declares, for the period beginning from the date of this agreement until Completion, that the Sale Interests in the Partnership are membership interests but not indirect Australian real property interests. If Completion occurs later than the date six months after the date of this agreement, the LP Seller and GP Parent must deliver to the Buyer, at or before Completion, a further declaration that the Sale Interests in the Partnership are membership interests but not indirect Australian real property interests for the period to Completion. (e) The Buyer acknowledges and agrees that: where Completion occurs no later than the date six months after the date of this agreement, clause 13(c) and (d) constitutes a declaration for the purposes of sections 14-210(3), 14-225(1) and 14-225(2) of Schedule 1 to the TAA, given by Seller to the Buyer; the Buyer does not know that declaration to be false; and as a result of the matters referred to in (i) above, the Buyer will not: (A) withhold any amount in relation to a CGT Withholding Amount from any payments to be made to Seller; or (B) pay a CGT Withholding Amount to the Commissioner of Taxation, in connection with this agreement. (f) For the avoidance of doubt, the Buyer may withhold any amounts in relation to a CGT Withholding Amount without penalty if Completion occurs later than the date six months after the date of this agreement and the Buyer is not provided with a further declaration from the Seller in accordance with clause 13(c) and (d). 14. Confidentiality (a) Subject to clause 14(b), no party may disclose the provisions of this agreement or the transactions or arrangements contemplated by it unless the other parties have first consented in writing. (b) A party may disclose anything in respect of this agreement: to the extent that the information is in the public domain or subsequently becomes in the public domain, other than by breach of any obligation of confidentiality binding on the recipient; if compelled by law or by an authority such as a Government Agency, court, tribunal or stock exchange; the disclosure is necessary to seek satisfaction of the condition in clause 2.1(a) provided that the relevant Government Agency is made aware of the confidential nature of the information and is instructed to keep the information 33 secret and confidential and do not divulge or disclose the information to any other person; is made to a Representative of a party on the basis that the Representative to whom the information is disclosed is bound by obligations of confidentiality no less onerous than those imposed on the parties to this deed and keeps the information confidential; as required by any recognised stock exchange on which its shares or the shares of any Related Body Corporate are listed; or if a party is required to do so in connection with legal proceedings relating to this agreement with the consent of the other parties. 15. Benefits held on trust The Buyer acknowledges that, subject to completion of the merger under the Merger Agreement, this agreement is only able to be enforced by Brookfield either directly or on behalf of the Sellers or Brookfield’s Affiliates. 16. Limitation of liability of the trustees (a) Each of Macquarie Specialised Asset Management Limited and Macquarie Australian Infrastructure Management 1 Limited (together, the “Trustees”) enters into this agreement in its capacity as trustee of the MAIF Investment Trust, PGGM Ibis LP Trust and Scissor Holdings Trust (as applicable) (“Relevant Trust”), and in no other capacity. (b) The parties acknowledge that each Trustee incurs Trustee Liabilities solely in its capacity as trustee of the Relevant Trust. (c) Subject to paragraph (e), a Trustee Liability may be enforced against the relevant Trustee only to the extent to which: the Trustee is actually indemnified in respect of that Trustee Liability out of the property of the Relevant Trust; and there is sufficient property held by the Trustee as trustee at the time, which is available to meet the indemnity (after all Trust assets have been allocated to meet the indemnity and any other valid claims). (d) Subject to paragraph (e), no person will be entitled to: claim from or commence proceedings against the Trustee in respect of any Trustee Liability in any capacity other than as trustee of the Relevant Trust; enforce or seek to enforce any judgment in respect of any Trustee Liability against any property of the Trustee other than property held by the Trustee as trustee of the Relevant Trust; take any steps to procure or support the appointment of a liquidator, administrator or any other similar office holder to the Trustee on the basis of a Trustee Liability, or prove in any liquidation, administration or arrangement of or affecting the Trustee; or 34 in respect of a Trustee Liability, appoint or take any steps to procure or support the appointment of a receiver or a receiver and manager to any property of the Trustee, other than property which is held by it in its capacity as trustee of the Relevant Trust. (e) The restrictions in paragraph (c) and (d) do not apply to any Trustee Liability to the extent to which there is, whether under the constituent documents of the Relevant Trust or by operation of law, a reduction in the extent of the Trustee's indemnification, or in respect which the Trustee is not entitled to be indemnified, out of the property of the Relevant Trust, as a result of the Trustee's fraud, gross negligence or breach of trust. (f) This limitation of the Trustee's Liability applies despite any other provisions of this document and extends to all Trustee Liabilities of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document or its performance. 17. Accession to Partnership Agreement Notwithstanding anything else in this agreement, any person who is to become the legal holder of Partnership Interests pursuant to a transaction contemplated by this agreement must first accede to the Partnership Agreement in accordance with its terms before such transfer is completed. 18. General 18.1 Duties Except as otherwise provided in this agreement, the Buyer must pay any Duty in respect of the execution, delivery and performance of this agreement and any agreement, document or transaction entered into or signed pursuant to or in connection with this agreement other than any Duty that arises as a result of the execution, delivery and performance of the Merger Agreement. 18.2 Costs and Expenses Each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement and any other agreement or document entered into or signed under this agreement and any agreement, document or transaction entered into or signed pursuant to or in connection with this agreement. 18.3 Notices (a) Any notice, consent or other communication required under or in connection with this agreement must be in writing, in English and, unless otherwise stated, may be made by email or letter. (b) Any notice must be delivered to the addresses specified in clause 18.3(e) or any other address a party may notify to the other parties in accordance with clause 18.3(f). (c) Subject to clause 18.3(d), a notice will be taken to be effective, in the case of: a letter, at the time of delivery (if delivered by hand or courier to the party's current delivery address) or two (2) Business Days after posting by pre-paid ordinary mail or, if the address is outside Australia by pre-paid airmail; and 35 an email, at the time of dispatch to that person's email address unless the sender receives automatic notification that the email has not been received by the recipient within two hours after dispatch. (d) Any notice delivered after 5pm in the place of receipt will be deemed not to have been received until the next Business Day. (e) As at the date of this agreement, any notice under this agreement must be addressed as follows: in the case of the LP Seller: Address: GWI Holding B.V. c/o Genesee & Wyoming Inc. 20 West Avenue Darien, CT 06820 USA Email: afergus@gwrr.com Attention: Allison M. Fergus with a copy for information purposes to avernace@stblaw.com in the case of the GP Seller: Address: GWI International Pty Ltd Level 3, 33 Richmond Road Keswick, South Australia 5035 Email: Jodie.sparrow@gwrr.com Attention: Jodie Sparrow with a copy for information purposes to afergus@gwrr.com and avernace@stblaw.com in the case of the Brookfield: Address: Brookfield Infrastructure Group LLC c/o Brookfield Asset Management Level 24, 135 King Street Sydney NSW 2000 E-mail: Ray.Neill@brookfield.com; Michael.Ryan@brookfield.com cc: James.Rickert@brookfield.com Attention: Ray Neill and Michael Ryan; cc: James Rickert 36

with a copy for information purposes to nirangjan.nagarajah@whitecase.com in the case of the Buyer: Address: Macquarie Australia Infrastructure Management 2 Limited Level 6, 50 Martin Place Sydney NSW 2000 Email: kieran.zubrinich@macquarie.com Attention: Company Secretary with a copy to Company Secretary to MIRALegal@macquarie.com, henry.chung@pggm.nl and david.wilcox@pggm.nl in the case of the Buyer Guarantor: Address: PGGM Vermogensbeheer B.V. Noordweg Noord 150 3704 JG Zeist The Netherlands Email: henry.chung@pggm.nl Attention: Henry Chung with a copy for information purposes to henry.chung@pggm.nl and david.wilcox@pggm.nl in the case of the MAIF and Scissor Trust: Address: Level 6, 50 Martin Place Sydney NSW 2000 Email: kieran.zubrinich@macquarie.com Attention: Kieran Zubrinich with a copy to Company Secretary to MIRALegal@macquarie.com. in the case of the MIRA GP: Address: Level 8, 50 Martin Place Sydney NSW 2000 Email: kieran.zubrinich@macquarie.com Attention: Kieran Zubrinich with a copy to Company Secretary to MIRALegal@macquarie.com. (f) A party may change its address by notifying each other party to this agreement in accordance with this clause 18.3. 37

18.4 Severability Any provision in this agreement that is invalid or unenforceable in any jurisdiction is to be read down for the purpose of that jurisdiction, if possible, so as to be valid and enforceable, and otherwise shall be severed to the extent of the invalidity or unenforceability, without effecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction. 18.5 Waivers (a) A provision of, or a right, discretion or authority created under, this agreement may not be: waived except in writing signing by the party granting the waiver; and varied except in writing signed by the parties. (b) A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this agreement does not result in a waiver of that right, power, authority, discretion or remedy. 18.6 Amendment A provision of this agreement or a right or obligation created under it may not be amended or varied except in writing and signed by or on behalf of all the parties. 18.7 Further Assurances Each party must, at its own cost, do all things and execute all further documents necessary to give full effect to this agreement and the transactions contemplated by this agreement. 18.8 Entire Agreement (a) This agreement embodies the entire agreement between the parties with respect to their subject matter and supersedes any prior negotiation, arrangement, understanding or agreement. (b) Any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to in any prior negotiation, arrangement, understanding or agreement, has no effect except to the extent expressly set out or incorporated by reference in this agreement. 18.9 Counterparts This agreement may be executed in any number of counterparts which together will constitute one instrument. A party may execute this agreement by signing any counterpart. 18.10 Non-Merger No provision of this agreement merges on execution or Completion. 18.11 Assignment A party may assign or novate this agreement or otherwise transfer the benefit of this agreement or an obligation, right or remedy under it, only with the prior written consent of the other parties (which may not be unreasonably withheld or delayed). 18.12 Governing Law and Jurisdiction (a) This deed is governed by the laws of New South Wales and each party submits to the exclusive jurisdiction of the courts of that state. 38

(b) The parties irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum. 39

Schedule 1 Sellers’ Warranties 1. Title Each Seller represents and warrants to the Seller Warranty Recipients that: (a) it is the legal and beneficial owner of its respective Partnership Interest; and (b) there are no Encumbrances over its respective Partnership Interest. 2. Title – GWA Headco Shares Each Seller represents and warrants to the Seller Warranty Recipients that: (a) the GP Seller is the sole legal owner of each of the GWA Headco Shares; (b) at Completion there will be no Encumbrances over any of the GWA Headco Shares (except for the SA ROFR). 3. Authority Each Seller represents and warrants to the Seller Warranty Recipients in respect of itself only that: (a) it is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; (b) it has the legal right and full corporate power and capacity to enter into and give effect to this agreement and perform its obligations under this agreement and the transactions contemplated therein; (c) it has obtained all necessary board and shareholder consents (and any other consents as may be applicable and required to be obtained by the Seller) necessary to enable it to transfer its respective Sale Interest to the Buyer; (d) it has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms; (e) the execution, delivery and performance of this agreement by it does not and will not result in a breach of or constitute a default under any agreement to which the Seller is party (other than the Material Consent Contracts); (f) the execution, delivery and performance by the Seller of this agreement complies with each law, regulation, authorisation, ruling, judgment, order or decree of any regulatory authority, the constitution or other constituent documents of the Seller and any Encumbrance which is binding on it; (g) this agreement is valid and binding on it and enforceable against it in accordance with its terms; and (h) it is not affected by an Insolvency Event. 40

Schedule 2 Buyer’s Warranties 1. Buyer’s Warranties 1.1 The Buyer represents and warrants to the Sellers that: (a) on the Completion Date, it will have sufficient funds to pay the Purchase Price; (b) it is a company properly incorporated and validly existing under the laws of the country or jurisdiction of its incorporation; (c) it has the legal right and full power and capacity to: (i) carry on its business; (ii) execute and deliver this agreement; and (iii) perform its obligations under this agreement and each transaction effected by or made under this agreement, and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so; (d) it is not affected by an Insolvency Event; (e) the execution, delivery and performance of this agreement by the Buyer does not and will not result in a breach of or constitute a default under any agreement to which the Buyer is a party; and (f) this agreement is valid and binding on it and enforceable against it in accordance with its terms. 41

Schedule 3 Partnership Restructure The Partnership Restructure shall be constituted by the following steps: (a) MIRA GP to establish to borrower for the purpose of the Restructure Financing Facility to be a wholly owned subsidiary of MIRA GP on behalf of the Partnership ("Mezz Borrower"); (b) Mezz Borrower to direct the lender under the Restructure Financing Facility to make the following payments: (i) $283,783,483 to the GP Seller on behalf of the Partnership ("Payment 1"); (ii) $5,194,742 to such GWA Group Member nominated by MIRA GP ("Payment 2"), (with the recipients of Payment 1 and Payment 2 being the "Payment Recipients"); (c) the relevant GWA Group Members will take such steps as nominated by the MIRA GP in writing in accordance with clause 6.2 to cause the Payment 2 funds to be transferred, distributed, lent or otherwise provided (including by way of any repurchase, redemption, return of capital or otherwise) from the Payment Recipient to the GP Seller and MIRA GP to allow them to comply with step (e) below; (d) Mezz Borrower to enter into loan agreements with the Payment Recipients on terms satisfactory to the MIRA GP to reflect Payment 1 and Payment 2; (e) GP Seller and MIRA GP on behalf of the Partnership to: (i) pay the LP Retirement Partnership Loan Amount to fully repay and discharge the LP Retirement Partnership Loan Interest; (ii) pay the LP Retirement Consideration by entering into a deed of retirement and capital return with the LP Seller and updating the records of the partnership to provide for the retirement of the LP Retirement Interest; (f) GP Seller and MIRA GP on behalf of the Partnership to pay the GP Retirement Consideration to the GP Seller by way of entering into a deed of retirement with the GP Seller with respect to the GP Retirement Interest and capital referable to the GP Retirement Interest returned; (g) To the extent any payments made pursuant to this Schedule 3 are made as a dividend, such dividend must be fully franked. To the extent that dividend is not fully franked, the amount paid must be grossed up to account for any withholding that would be payable; (h) Where a GP Acquisition Notice has not been given, the GP Seller will take such steps as nominated by the MIRA GP in writing in accordance with clause 6.2 to cause the GP Sale Interest Purchase Price and the GP Retirement Consideration to be transferred, distributed, or otherwise provided to the GP Parent at Completion; and 42

(i) Each partner of the Partnership is to enter into the deed amending and restating the Partnership Agreement to the form specified in the 1st Amended and Restated Partnership Agreement. 43

Executed as an agreement Executed by GWI International Pty Ltd (ACN 616 014 754) in accordance with section 127 of the Corporations Act by: /s/ John C. Hellmann John C. Hellmann Signature of Director Name of Director /s/ Thomas D. Savage Thomas D. Savage Signature of Director Name of Director Executed by GWI Holding B.V. by: /s/ Matthew O. Walsh Matthew O. Walsh Signature of Name of /s/ A.A. de Rade A.A. de Rade Signature of Name of Executed by GWI International B.V. by: /s/ Richard T O’Donnell Richard T O’Donnell Signature of Name of /s/ A.A. de Rade A.A. de Rade Signature of Name of 44

Executed by Brookfield Infrastructure Group LLC by: /s/ Fred Day Authorised Officer Fred Day Print Name 45

Signed for and on behalf of Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the Scissor Holdings Trust (ABN 60 744 504 418) by its duly authorised attorneys under power of attorney dated 1 July 2019 who, upon signing this document, state that they have received no notice of the revocation of this power of attorney in the presence of: Ilias Benjelloun /s/ Ilias Benjelloun Name of attorney Attorney signature Kieran Zubrinich /s/ Kieran Zubrinich Name of attorney Attorney signature Luke Blackman /s/ Luke Blackman Name of witness Witness signature 50 Martin Place Address of witness 46

Signed for and on behalf of Macquarie Australian Infrastructure Management 1 Limited (ACN 077 595 012) as trustee for the PGGM Ibis LP Trust (ABN 88 741 842 754) by its duly authorised attorneys under power of attorney dated 1 July 2019 who, upon signing this document, state that they have received no notice of the revocation of this power of attorney in the presence of: Ilias Benjelloun /s/ Ilias Benjelloun Name of attorney Attorney signature Kieran Zubrinich /s/ Kieran Zubrinich Name of attorney Attorney signature Luke Blackman /s/ Luke Blackman Name of witness Witness signature 50 Martin Place Address of witness 47

Signed for and on behalf of Macquarie Specialist Asset Management Limited (ACN 087 382 965) as trustee for the MAIF Investment Trust (ABN 56 501 013 400) by its duly authorised attorneys under power of attorney dated 6 December 2018 who, upon signing this document, state that they have received no notice of the revocation of this power of attorney in the presence of: Rhea Diacopoulos /s/ Rhea Diacopoulos Name of attorney Attorney signature Matthew Sibbison /s/ Matthew Sibbison Name of attorney Attorney signature Linda Pham /s/ Linda Pham Name of witness Witness signature 50 Martin Place Address of witness 48

Executed by Scissor Holdings Pty Limited (ACN 614 520 302) by its duly authorised attorneys under power of attorney dated 22 September 2017, who, upon signing this document, state that they have received no notice of the revocation of this power of attorney in the presence of: Ilias Benjelloun /s/ Ilias Benjelloun Name of attorney Attorney signature Kieran Zubrinich /s/ Kieran Zubrinich Name of attorney Attorney signature Luke Blackman /s/ Luke Blackman Name of witness Witness signature 50 Martin Place Address of witness 49

Signed by Stitching Depositary PGGM Infrastructure Funds, in its capacity as title holder of PGGM Infrastructure Fund, herein represented by PGGM Vermogensbeheer B.V. as its attorney-in- fact /s/ F. Roeters van Lennep /s/ B. Radecker By: F. Roeters van Lennep - Director By: B. Radecker - Director 50